As filed with the Securities and Exchange Commission on August 15, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)

Delaware	23-2853441
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
821 Fox Lane, San Jose, CA 95131
(Address of principal executive offices) (Zip Code)

2005 Equity Incentive Plan
2005 Employee Stock Purchase Plan
(Full title of the Plans)

John T. Kilcoyne
President and Chief Executive Officer
Micrus Endovascular Corporation
821 Fox Lane, San Jose, CA 95131
(Name and address of agent for service)
(408) 433-1400
(Telephone number, including area code, of agent for service)
Copy to:
Glen R. Van Ligten, Esq.
Orrick, Herrington & Sutcliffe LLP
1020 Marsh Road, Menlo Park, CA 94025
(650) 614-7400
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Securities	Amount	Maximum	Maximum
to be	to be	Offering Price	Aggregate	Amount of
Registered	Registered (1)	Per Share	Offering Price	Registration Fee
Common Stock $0.01 par value per share (2005 Equity Incentive Plan)	1,333,332(2)	$22.675(3)	$30,233,303.10(3)	$928.16
Common Stock $0.01 par value per share (2005 Employee Stock Purchase Plan)	444,444	$19.27375(4)	$8,566,102.55(4)	$262.98
TOTAL:	1,777,776		$38,799,405.65	$1,191.14

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers additional securities that may be issued under the 2005 Equity Incentive Plan or the 2005 Employee Stock Purchase Plan as a result of stock splits, stock dividends or similar transactions.

(2)	73,401 shares of Common Stock that were previously registered for issuance under the Registrant’s 1998 Stock Plan pursuant to the Registration Statement on Form S-8 filed on June 30, 2005 (No. 333-126270) and which have not been issued pursuant to the Registrant’s 1998 Stock Plan, have been transferred to the Registrant’s 2005 Equity Incentive Plan for issuance pursuant to that plan. A registration fee of $37.49 was paid for such shares at the time that the foregoing Registration Statement was filed. A post-effective amendment to the foregoing Registration Statement has been filed with the Securities and Exchange Commission explaining that the 73,401 shares of Common Stock have been transferred from the 1998 Stock Plan to the 2005 Equity Incentive Plan.

(3)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($23.29) and low ($22.06) prices per share of the Registrant’s Common Stock on August 13, 2007 as reported by The Nasdaq Global Market.

(4)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high ($23.29) and low ($22.06) prices per share of the Registrant’s Common Stock on August 13, 2007, as reported by The Nasdaq Global Market, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

EXPLANATORY NOTE
     On June 30, 2005, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-126270) (the “Form S-8”) registering 2,355,373 shares of the Registrant’s Common Stock, par value $0.01 per share, to be issued pursuant to the Registrant’s 1998 Stock Plan (the “1998 Plan”), 2,394,592 shares to be issued pursuant to the Registrant’s 2005 Equity Incentive Plan (the “2005 Plan”) and 222,222 shares to be issued pursuant to the Registrant’s 2005 Employee Stock Purchase Plan (the “2005 ESPP”).
     Under the 2005 Plan and the 2005 ESPP, on the first day of each fiscal year beginning in 2006 and ending in 2015, the number of shares of the Registrant’s Common Stock reserved for issuance under each plan shall be automatically increased. Pursuant to these provisions, on April 1, 2006 and again on April 1, 2007 the number of shares of the Registrant’s Common Stock reserved for issuance pursuant to the 2005 Plan increased by 666,666 shares and the number of shares of the Registrant’s Common Stock reserved for issuance pursuant to the 2005 ESPP increased by 222,222 shares (a total of 1,333,332 for the 2005 Plan and 444,444 for the 2005 ESPP).
     In addition, under the 2005 Plan, all shares of the Registrant’s Common Stock that are issuable upon the exercise of stock options previously granted under the 1998 Plan that expire or become unexercisable for any reason automatically become available for issuance under the 2005 Plan. As of June 30, 2007, the total number of shares of the Registrant’s Common Stock subject to stock options previously granted under the 1998 Plan that have expired or become unexercisable for any reason and, therefore, that became available for issuance under the 2005 Plan, was 73,401 shares.
     All of the information contained in the Form S-8 shall be incorporated herein by reference.

SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on August 15, 2007.

MICRUS ENDOVASCULAR CORPORATION
By:	/s/ JOHN T. KILCOYNE
John T. Kilcoyne
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS:
          That the undersigned officers and directors of Micrus Endovascular Corporation, a Delaware corporation, do hereby constitute and appoint John T. Kilcoyne and Robert A. Stern, or any of them, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ JOHN T. KILCOYNE John T. Kilcoyne	President and Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2007

/s/ ROBERT A. STERN Robert A. Stern	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Principal Accounting Officer)	August 15, 2007

/s/ MICHAEL R. HENSON Michael R. Henson	Chairman of the Board of Directors and Director	August 15, 2007

/s/ MICHAEL L. EAGLE Michael L. Eagle	Director	August 15, 2007

/s/ FRED HOLUBOW Fred Holubow	Director	August 15, 2007

/s/ L. NELSON HOPKINS L. Nelson Hopkins, M.D.	Director	August 15, 2007

/s/ FRANCIS J. SHAMMO Francis J. Shammo	Director	August 15, 2007

/s/ JEFFREY H. THIEL Jeffrey H. Thiel	Director	August 15, 2007

/s/ GREGORY H. WOLF Gregory H. Wolf	Director	August 15, 2007
A majority of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is included on signature page of this Registration Statement.